SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2001

S&T Bancorp, Inc.
______________________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania ____________________ (State or Other Jurisdiction of Incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

S&T Bancorp announced that its Board of Directors approved a four percent increase in its quarterly cash dividend at yesterday's Board meeting. The Board declared a $0.24 per share cash dividend payable on January 25, 2002 to shareholders of record on December 31, 2001. The previous quarterly dividend rate had been $0.23 per share. The Board of Directors also approved a share repurchase authorization of up to 1,000,000 shares or four percent of shares outstanding through year-end 2002.

Item 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

December 17, 2001	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary